                                                                   Exhibit 10.17


                              EMPLOYMENT AGREEMENT
                              --------------------


     This Employment Agreement is effective as of July 1, 1994, (the "Effective Date"), and entered into this, 20th day of July, 1994, by and between PARK COMMUNICATIONS, INC., a Delaware corporation (the "Company"), with its principal offices located at Terrace Hill, Ithaca, New York, and WRIGHT M. THOMAS ("Employee").

     The Employee has been employed by the Company since 1974 and has served as President and Chief Operating Officer since 1987.

     The Company recognizes the valuable services rendered by the Employee to the Company and as an inducement to the Employee to continue to render valuable services to the Company for the period provided in this Agreement, the Company wishes to enter into an employment agreement with the Employee.

     The Employee is willing to continue in the employ of the Company on a full-time basis for the period specified below, and upon the other terms and conditions specified in this Employment Agreement, and to provide consulting services as specified below.

     In consideration of the foregoing premises and recitals and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Position, Term and Duties.
          -------------------------

          1.1  Position and Term. The Company hereby employs the Employee and
               -----------------
the Employee hereby accepts employment as the President and Chief Operating Officer of the Company for a term that shall commence on the Effective Date and continue for a term of three years extending until June 30, 1997.

          1.2  Duties. The Employee will render such services to the Company as
               ------
are customarily rendered by the President and Chief Operating Officer of comparable communications companies and as may be specified from time to time by the board of directors (the "Board") or the Chairman of the Company.

          1.3  Exclusive Employment. During the period of his employment
               --------------------
hereunder and except for illness, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, that, with the approval of the Board, from time to time, the Employee may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations which, in the Board's judgment, will not present any conflict of interest with the Company or any of its subsidiaries or affiliates or divisions, or materially affect the performance of his duties pursuant to this Agreement.

     2.   Compensation and Expenses.
          -------------------------

          2.1  Salary. The Employee's annual salary for each of the three one-
               ------
year periods commencing on the Effective Date and the two succeeding anniversaries of the Effective Date shall be $250,000, which shall be prorated and payable in cash in accordance with the Company's payroll schedule for executives, except as otherwise provided below.

          2.2  Deferral of Compensation. The timing and form of payment of the
               ------------------------
Employee's salary are subject to the Employee's right to elect to defer a specified portion of his salary pursuant to the terms of the Deferred Compensation Agreement entered into between the Company and the Employee on May 1, 1986 (the "Deferred Compensation Agreement"), and any deferral election the Employee made prior to the Effective Date of this Agreement shall continue in effect.

          2.3  Withholding. The compensation payable under this section 2 shall
               -----------
be subject to withholding of applicable employment taxes and other amounts as may be agreed to by the Company and the Employee for payment of the Employee's share of the cost of employee benefits or otherwise.

          2.4  Expenses. Promptly upon submission of an itemized list of
               --------
expenses incurred by the Employee for any business expenses incurred in conducting the Company's business, including, but not limited to, telephone, automobiles, entertainment, travel, legal, accounting and consulting services, the Company shall reimburse the Employee for any such expenses.

          2.5  Termination. In the event of the Employee's "Termination," as
               -----------
defined in subparagraph 2.5(a) below, the provisions of this paragraph 2.5 shall apply.

               (a) For purposes of this Agreement, "Termination" shall mean only termination of the Employee's employment with the Company prior to the end of the term of this Agreement, as set forth in paragraph 1.1, under either of the following circumstances:

                    (i) by the Company for any reason other than for "Cause" as defined below, or

                    (ii) by resignation of the Employee upon the occurrence of either of the following events:

                         (1) A material breach by the Company of any provision
                    of this Agreement; or

                         (2) A reasonable determination by the Employee that, as
                    a result of a change in circumstances significantly affecting his position, he is unable to exercise the authorities, powers, functions or duties attached to his position as contemplated by section 1 of this Agreement.

               For purposes of resignation pursuant to clause (ii), the Employee shall provide at least sixty days' prior written notice of his resignation.

The term "Cause" means gross misconduct or willful and material breach of this Agreement by the Employee; provided, however, that no Termination after a change in control of the Company shall be deemed to be for Cause.

               (b) In the event of the Employee's Termination, subject to the provisions of this paragraph 2.5 and section 5 of this Agreement, the Company shall pay the Employee liquidated damages in an amount equal to the Employee's salary for the remaining term of the Agreement. The Company shall pay the liquidated damages to the Employee in cash within 120 days of the Termination.

               (c) Notwithstanding the above, in the event of the Employee's Termination, the Company shall be under no obligation to make the payments described in this paragraph 2.5 unless, at the time of making the payment, it receives from the Employee a full release, to the extent permitted by law, of all claims he had, then has, or in the future may acquire against the Company and any affiliates of the Company in connection with his employment.

               (d) In the event of the Employee's Termination, the Employee shall make reasonable efforts to mitigate damages under this paragraph 2.5 by seeking other employment; provided, however, that he shall not be required to accept a position (i) of substantially different character than his position with the Company, (ii) that would cause him to violate the provisions of paragraph 5.3, or (iii) that is in an unreasonable location, given his personal circumstances. If the Employee obtains other employment before he has received a payment of liquidated damages under subparagraph 2.5(b), then, notwithstanding subparagraph 2.5(b), the amount of liquidated damages payable to the Employee shall equal his salary for the period from the date of his Termination to the date he commences such other employment. If the Employee obtains other employment after he has received a payment of liquidated damages under subparagraph 2.5(b), then, within 120 days of the date he commences such other employment, the Employee shall repay to the Company the portion of the liquidated damages equal to his salary (less taxes and other amounts withheld, if any) for the period from the date he commenced the other employment to the end of the term of this Agreement. In addition, in the event the Employee is able to obtain a refund of any employment taxes attributable to the repayment amount, the Employee shall pay any such refund amount to the Company within 120 days of the date the Employee receives it.

          2.6  Other Separation from Service. Notwithstanding any provision of
               -----------------------------
this Agreement to the contrary, in the event the Employee dies or becomes disabled prior to June 30, 2000, or separates from service for any other reason (other than Termination) prior to the end of the term of this Agreement, no further payments shall be made under this Agreement, other than (a) the payment of any salary, expenses or consulting fees due and owing through the date of the Employee's separation from service, (b) any payment under any employee benefit plan maintained by the Company in which the Employee participated, or (c) the death benefit described below. For purposes of this paragraph, the Employee shall not be considered disabled unless he is disabled within the meaning of the long-term disability coverage maintained on behalf of the Employee pursuant to section 4. If the Employee dies prior to June 30, 2000, the Employee's surviving spouse, if any, shall be entitled to payments commencing on the first day of the month following the date of the Employee's death computed in accordance with the nonqualified retirement agreement entered into between the Company and the Employee on February 14, 1979 (the "Retirement Agreement") as if the Employee had retired and begun receiving payments under the Retirement Agreement on the day before the date of his death.

     3.   Consultation Period.
          -------------------

          3.1  Term and Services. For the period beginning on the earlier of
               -----------------
July 1, 1997, or the Employee's Termination and ending on June 30, 2000, the Employee shall serve as a consultant to the Company with respect to such business matters and at such times as the Company may reasonably request. It is understood that the Employee shall act in the capacity of an independent contractor to the Company during the consultation period and shall not be subject to the direction, control, or supervision of the Company with respect to time spent or procedures followed in the performance of his consulting services. It is further understood and agreed, however, that the period during which the Employee performs consulting services shall be considered a period of employment with the Company for purposes of the Retirement Agreement, but this period shall not be included in the period over which the Employee's average net salary is determined.

          3.2  Consulting Fee. The Company shall pay the Employee an annual
               --------------
consulting fee of $100,000, which shall be prorated and payable monthly. The consulting fee shall ordinarily be paid during the period beginning on July 1, 1997, and ending June 30, 2000; provided, however, that in the event of the Employee's Termination, if the Employee obtains other employment which reduces the liquidated damages payable to him pursuant to the mitigation of damages provision in subparagraph 2.5(d), the period for which the consulting fee is paid shall begin on the date the Employee commences such other employment.

     4.   Benefits. The Employee shall be entitled to the annual leave for
          --------
vacation, holiday, sickness or other reasons to which employees of his tenure would be entitled under the standard policies of the Company. The Employee shall also be entitled to participate in the employee benefit plans, including the Stock Purchase Plan, but excluding any severance benefit plan, maintained by the Company in accordance with the terms of such plans. The Company shall maintain long-term disability coverage for the Employee or enable the Employee to maintain long-term disability coverage through conversion or otherwise until June 30, 2000.

     5.   Employee's Obligations. All payments to the Employee and continued
          ----------------------
contributions for benefits under section 4 of this Agreement shall be subject to the Employee's compliance with the following provisions during the term of this Agreement and for three full years thereafter.

          5.1  Assistance in Litigation. The Employee shall, upon reasonable
               ------------------------
notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

          5.2  Confidential Information. The Employee shall not knowingly
               ------------------------
disclose or reveal to any unauthorized person any trade secret or other confidential information relating to the Company, its subsidiaries or affiliates, or to any of the businesses operated by them, and the Employee acknowledges that all such information and all books, records and other materials used or produced in connection with the conduct of the business of the Company, its subsidiaries or affiliates constitute the exclusive property of the Company.

          5.3.  Non-Competition. The Employee will not directly or indirectly
                ---------------
own greater than a 5 percent equity interest in any class of stock of, or manage, operate, participate in, be employed by, perform consulting services for, or otherwise be connected in any manner with, any firm, person, corporation, or enterprise located within the designated marketing area of any broadcasting business or the circulation area of any newspaper operated by the Company or any affiliate of the Company as of the Effective Date which would be competitive with the applicable business of the Company or its affiliates in such area. Any act of competition under this paragraph 5.3 shall be deemed to be other employment for purposes of subparagraph 2.5(d), if applicable. The Employee recognizes that the possible restrictions on his activities which may occur as a result of his performance of his obligations under this paragraph 5.3 are required for the reasonable protection of the Company and its investments.

          5.4.  Failure to Comply. If the Employee, for any reason other than
                -----------------
death or disability, shall, without the written consent of the Company, fail to comply with any provision of this section 5 (when applicable), his rights to any future payments under this Agreement or the continuation of Company contributions for benefits under section 4 shall terminate, and the Company's obligation to make such payments and provide such benefits shall cease; provided, however, that no failure to comply with any provision of this section 5 shall be deemed to have occurred unless and until the Employee receives written notice on behalf of the Board, specifying the conduct alleged to constitute such failure, and has thereafter continued to engage in such conduct after a reasonable opportunity and a reasonable period (but in no event less than sixty days after a receipt of such notice) to refrain from such conduct.

     6.   Effect on Existing Agreements and Integration. This Agreement
          ---------------------------------------------
constitutes the entire agreement between the parties and supersedes all prior proposals and agreements, written or oral, and all other communications between the parties relating to the express subject matter of this Agreement; provided, however, that the Deferred Compensation Agreement and Retirement Agreement shall continue in effect.

     7.   Miscellaneous.
          -------------

          7.1.  Governing Law. This Agreement shall be construed under and
                -------------
governed by the laws of the State of New York.

          7.2.  Assignment. This Agreement shall not be assignable in whole or
                ----------
in part by either party without the consent of the other, except that the Company may assign this Agreement, without the Employee's consent, to any corporation, general partnership or limited partnership into which or with which it shall merge or consolidate or to which it shall transfer substantially all of its assets.

          7.3.  Binding Effect. This Agreement shall inure to the benefit and
                --------------
bind the successors and assigns of the parties.

          7.4.  Captions. Captions to the sections and paragraphs of this
                --------
Agreement are solely for the convenience of the parties, are not a part of this Agreement, and shall not be used for the interpretation of any of the provisions of this Agreement.

          7.5.  Waiver. Either of the parties may, by written notice to the
                ------
other party: (a) extend the time for the performance of any of the obligations or other actions of the other hereunder; (b) waive any inaccuracies in the representations or warranties of the other contained herein or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other contained herein; or (d) waive performance of any of the obligations of the other hereunder. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. No failure or delay on the part of any party in exercising any right, privilege, power, or remedy under this Agreement, and no course of dealing among the parties, shall operate as a waiver of such right, privilege, power or remedy; nor shall any single or partial exercise of any right, privilege, power, or remedy under this Agreement preclude any other or further exercise of such right, privilege, power, or remedy, or the exercise of any other right, privilege, power, or remedy. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

     IN WITNESS WHEREOF, the undersigned parties have executed this Employment Agreement as of the date first above written.

                                    PARK COMMUNICATIONS, INC.


                                    By:______________________________



                                    WRIGHT M. THOMAS


                                    _________________________________